Exhibit 99.5

SEGMENT FINANCIAL SUMMARY

NDCHealth Corporation and Subsidiaries

(Continuing Operations)

(In Thousands)

	Fiscal 2004		Fiscal 2005			Q3/Q3 Y-Y % Change	Q2/Q3 Sequential % Change
	Qtr 3	Qtr 4	Qtr 1	Qtr 2	Qtr 3
	(As Restated)	(As Restated)	(As Restated)
Network Services and Systems:
Revenue	$68,232	$61,273	$57,576	$60,354	$64,006	-6.2%	6.1%
Cost of Service	$29,033	$29,903	$31,256	$32,788	$29,579	1.9%	-9.8%

Gross Profit	$39,199	$31,370	$26,320	$27,566	$34,427	-12.2%	24.9%
% margin	57.4%	51.2%	45.7%	45.7%	53.8%
Operating Income	$16,408	$7,967	$5,329	$3,463	$8,853	-46.0%	155.6%
% margin	24.0%	13.0%	9.3%	5.7%	13.8%

Information Management:
Revenue	$36,504	$35,101	$35,320	$38,402	$38,188	4.6%	-0.6%
Cost of Service	$20,140	$21,319	$20,392	$20,766	$19,748	-1.9%	-4.9%

Gross Profit	$16,364	$13,782	$14,928	$17,636	$18,440	12.7%	4.6%
% margin	44.8%	39.3%	42.3%	45.9%	48.3%
Operating Income	$6,364	$758	$2,704	$4,847	$5,186	-18.5%	7.0%
% margin	17.4%	2.2%	7.7%	12.6%	13.6%

Pharmacy Benefit Services:
Revenue	$6,585	$13,879	$16,232	$18,651	$20,394	209.7%	9.3%
Cost of Service	$5,663	$13,011	$15,063	$17,408	$18,685	229.9%	7.3%

Gross Profit	$922	$868	$1,169	$1,243	$1,709	85.4%	37.5%
% margin	14.0%	6.3%	7.2%	6.7%	8.4%
Operating Income	$164	$(118)	$218	$269	$394	140.2%	46.5%
% margin	2.5%	-0.9%	1.3%	1.4%	1.9%

Other:*
Operating Income	$—	$(622)	$—	$(872)	$(178)	nm	nm

NDCHealth - Total
Revenue	$111,321	$110,253	$109,128	$117,407	$122,588	10.1%	4.4%
Cost of Service	$54,836	$64,233	$66,711	$70,962	$68,012	24.0%	-4.2%

Gross Profit	$56,485	$46,020	$42,417	$46,445	$54,576	-3.4%	17.5%
% margin	50.7%	41.7%	38.9%	39.6%	44.5%
Operating Income	$22,936	$7,985	$8,251	$7,707	$14,255	-37.8%	85.0%
% margin	20.6%	7.2%	7.6%	6.6%	11.6%

*	Includes Restructuring and Other Charges not allocated to Operating Segments.